UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 11, 2008
  Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, NM  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                      Results of Operations and Financial Condition.

On December 11, 2008, EMCORE Corporation (the “Registrant”) issued a press release disclosing its unaudited financial results for the fourth quarter and fiscal year ended September 30, 2008.  A copy of this press release is attached as Exhibit 99.1 to this Current Report.

The information in this Current Report, including Exhibit 99.1 hereto, shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  Furthermore, the information in this Current Report, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

The information set forth above is intended to be furnished under this ITEM 2.02, “Results of Operations and Financial Condition,” and under ITEM 7.01, “Regulation FD Disclosure.”

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Forward-looking statements
The information provided herein may include forward–looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to future events that involve risks and uncertainties. Such forward–looking statements include but are not limited to words such as "expects," "anticipates," "intends," "plans," believes," and "estimates," and variations of these words and similar expressions, identify these forward–looking statements. These forward–looking statements also include, without limitation, (a) any statements or implications regarding EMCORE's ability to remain competitive and a leader in its industry, and the future growth of EMCORE, or the industry and the economy in general; (b) statements regarding the expected level and timing of benefits to EMCORE from its current cost reduction efforts, including (i) expected cost reductions and their impact on EMCORE's financial performance, (ii) EMCORE's ability to reduce operating expenses associated with its recent acquisitions (iii) EMCORE's continued leadership in technology and manufacturing in its markets, and (iv) the belief that the cost reduction efforts will not impact product development or manufacturing execution; (c) any statement or implication that the products described in this press release (i) will be successfully introduced or marketed, (ii) will be qualified and purchased by our customers, or (iii) will perform to any particular specifications or performance or reliability standards; (d) any and all guidance provided by EMCORE regarding its expected financial performance in future periods, including, without limitation, with respect to anticipated revenues for the first quarter of fiscal 2009 or expected revenues from recent and anticipated acquisitions. These forward–looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the impact on EMCORE, its customers and its suppliers of the current worldwide economic crisis; (b) EMCORE's cost reduction efforts may not be successful in achieving their expected benefits, (including, among other things, cost structure, gross margin and other profitability improvements), due to, among other things, shifts in product mix, selling price pressures, costs and delays related to product transfers to lower cost manufacturing locations and associated facility closures, integration difficulties, and execution concerns; (c) EMCORE may encounter difficulties in integrating its recent acquisitions and as a result may sustain increased operating expenses, delays in commercializing new products, production difficulties associated with transferring products to EMCORE's manufacturing facilities and disruption of customer relationships (d) the failure of the products (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and, iv) to successfully compete with products offered by our competitors (e) the fact that EMCORE’s audit has not yet been completed and may, when completed, result in material adverse changes in the Company’s results for its 2008 fiscal year not mentioned in this release; (f) EMCORE may not be successful in undertaking the steps it currently plans in order to increase its liquidity; and (g) other risks and uncertainties described in EMCORE's filings with the Securities and Exchange Commission such as cancellations, rescheduling or delays in product shipments; manufacturing capacity constraints; lengthy sales and qualification cycles; difficulties in the production process; changes in semiconductor industry growth; increased competition; delays in developing and commercializing new products; and other factors. The forward–looking statements contained in this news release are made as of the date hereof and EMCORE does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward–looking statements.

ITEM 7.01     Regulation FD Disclosure.

See ITEM 2.02, “Results of Operations and Financial Condition,” above.

ITEM 9.01     Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit Number	Description
99.1	Press Release, dated December 11, 2008, issued by EMCORE Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: December 11, 2008	By: /s/ John M. Markovich Name: John M. Markovich Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated December 11, 2008, issued by EMCORE Corporation.